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                  SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D.C. 20549



                               FORM 8-K

                            CURRENT REPORT


                PURSUANT TO SECTION 13 OR 15(d) OF THE

                   SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of Earliest Event Reported):  November 22, 1998


                        LOWE'S COMPANIES, INC.
        (Exact Name of Registrant as Specified in its Charter)


NORTH CAROLINA                  1-7898                   56-0578072
(State Of Incorporation)     (Commission                (IRS Employer
                              File Number)            Identification No.)


                           Highway 268 East
                      North Wilkesboro, NC 28656
                            (336) 658-4000
(Address and Telephone Number of Registrant's Principal Executive Offices)


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ITEM 5.     OTHER EVENTS.

            On November 22, 1998, Lowe's Companies, Inc., a North Carolina corporation (the "Company"), Eagle Hardware & Garden, Inc., a Washington corporation ("Eagle"), and Mariner Merger Corporation, a Washington corporation and wholly owned subsidiary of the Company ("Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Sub will be merged with and into Eagle (the "Merger"), with Eagle surviving the Merger and becoming a wholly-owned subsidiary of the Company. At the effective time of the Merger, each share of Eagle's Common Stock (excluding shares held by Eagle or the Company, in each case other than in a fiduciary capacity, and excluding shares held by shareholders who perfect their statutory dissenters' rights under Washington state law) issued and outstanding immediately prior to the effective time of the Merger shall cease to be outstanding and shall be converted into and exchanged for the right to receive that multiple (rounded to the nearest 1/10,000) of a share of the Company's Common Stock obtained by dividing $29.00 by the "Base Period Trading Price" (defined to mean the average of the daily closing prices for the shares of the Company's Common Stock for the ten (10) consecutive trading days on which such shares are actually traded on the New York Stock Exchange (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by the Company) ending at the close of trading on the fifth trading day immediately preceding the closing date of the Merger); provided, that for purposes of this calculation, the Base Period Trading Price shall be deemed to equal (i) $45.31 in the event the Base Period Trading Price is greater than $45.31 or (ii) $33.49 in the event the Base Period Trading Price is less than $33.49. Eagle shall not be obligated to consummate the Merger if the "Lowe's Ratio" is less than 70%. The "Lowe's Ratio" shall mean the quotient obtained by dividing the Base Period Trading Price by $39.40. It is the intention of the Company and Eagle that the Merger for federal income tax purposes will be tax-free to Eagle's shareholders and for accounting purposes will qualify as a pooling of interests. In addition, the consummation of the Merger is subject to certain other conditions contained in the Merger Agreement, including approval of the Merger Agreement by Eagle's shareholders. Each of Eagle's directors has entered into an agreement (the "Shareholder Agreement") to vote his shares in favor of the Merger.

     On November 22, 1998, the Company and Eagle issued a joint news release announcing the execution of the Merger Agreement, which news release is attached hereto as Exhibit 99.1(a) and incorporated by reference herein.

     The information set forth above shall not be deemed to constitute an offer to sell any security. Any such offer to sell will be made only by means of a prospectus.

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ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
            EXHIBITS.

(c)     Exhibits.

        99.1(a) Press release dated November 22, 1998 announcing the execution of the Merger Agreement.


                               SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         LOWE'S COMPANIES, INC.

Date:     November 25, 1998

                                         By:   /S/ THOMAS E. WHIDDON
                                               Thomas E. Whiddon
                                               Chief Financial Officer


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                              EXHIBIT INDEX


Exhibit No.        Description

99.1(a) Press release dated November 22, 1998 announcing the execution of the Merger Agreement.